UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2010
THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, Warren, New Jersey	07059

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	2010 Annual Incentive Compensation Award Criterion. On February 24, 2010, the Organization & Compensation Committee (the Compensation Committee) of The Chubb Corporation (Chubb) determined that the performance goal to be used for calculating 2010 annual incentive compensation awards will be Chubb’s 2010 operating income, subject to adjustment to account for the reduction in investment income attributable to Chubb’s repurchase of shares of common stock.

Salary Actions. On February 24, 2010, the Compensation Committee approved the base salaries for the following named executive officers: John D. Finnegan and Richard G. Spiro. A schedule of the salaries of Messrs. Finnegan and Spiro was filed as Exhibit 10.1 to Chubb’s Annual Report on Form 10-K for the year ended December 31, 2009 and is incorporated by reference into this Item 5.02. The new salaries are effective as of April 1, 2010.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

10.1	Schedule of Salary Actions (incorporated by reference to Exhibit 10.1 of the registrant’s Annual Report on Form 10-K for the year ended December 31, 2009)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION
Date: March 1, 2010	By:	/s/ W. Andrew Macan
		Name:	W. Andrew Macan
		Title:	Vice President and Secretary

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
FILED ON MARCH 1, 2010

Exhibit No.	Description
10.1	Schedule of Salary Actions (incorporated by reference to Exhibit 10.1 of the registrant’s Annual Report on Form 10-K for the year ended December 31, 2009)